UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 9, 2020

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Nielsen House
John Smith Drive
Oxford
85 Broad Street	Oxfordshire OX4 2WB
New York, New York 10004 United Kingdom	United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On December 9, 2020, in connection with its Investor Day 2020, Nielsen Holdings plc (the “Company”) issued a press release and posted a presentation to its website at ir.nielsen.com. A copy of the press release is attached as Exhibit 99.1 and the investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

*	Furnished herewith.

Exhibit No.	Description

99.1	Press Release of Nielsen Holdings plc, dated December 9, 2020.*

99.2	Investor Day Presentation of Nielsen Holdings plc, dated December 9, 2020.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2020

NIELSEN HOLDINGS PLC

By:	/s/ George Callard
Name:	George Callard
Title:	Chief Legal and Corporate Affairs Officer